EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Mariner Health Care, Inc.	Formation Capital, LLC
	Boyd Gentry	Arnold Whitman
	Senior Vice President and Treasurer	Chief Executive Officer
	678-443-6872	770-754-9660

Mariner Health Care Announces Agreement to Divest Florida Facilities

ATLANTA – August 20, 2003 – Mariner Health Care, Inc. (“Mariner”) (OTCBB: MHCA) announced today that it has entered into a definitive agreement, with an affiliate (the “Purchaser”) of Formation Capital, LLC and Longwing Real Estate Ventures, LLC, to divest 20 of its Florida skilled nursing facilities (“SNFs”). Under the agreement, the Purchaser will acquire the real estate and certain personal property- related to the 20 SNFs. Mariner will receive approximately $92 million as consideration for the 20 facilities.

The purchase price is comprised of approximately $78 million in gross cash proceeds and a $14 million, five-year subordinated promissory note. Mariner expects the net cash proceeds, after transaction costs and retirement of certain mortgage debt, to approximate $65 million, which will be used to reduce its outstanding senior term loan balance. The current outstanding balance under the Mariner senior debt is approximately $209 million.

The Purchaser will lease the 20 Florida SNFs to an affiliate of Sovereign Healthcare Holdings LLC (“Sovereign”), which will operate the SNFs. Sovereign is a recently formed entity involving Mr. William Krystopowicz, President of the newly formed operating entity, Mr. Darrel Hager, who currently serves as President of Mariner’s Florida subsidiary, and Mr. John Notermann, Executive Vice President and Chief Financial Officer of Sovereign. The 20 SNFs have 2,502 licensed beds.

Mariner’s Chief Executive Officer, Chris Winkle, commented, “This transaction affords us the opportunity to substantially reduce our exposure to liability insurance costs and litigation risks in the state of Florida and at the same time de-leverage the company.”

The consummation of the proposed transaction is expected to occur on or about September 30, 2003, subject to satisfaction of customary closing conditions, including but not limited to, regulatory, governmental and bank approvals.

Mariner is headquartered in Atlanta, Georgia and operates over 290 skilled nursing and assisted living facilities as well as 12 long-term acute care hospitals representing approximately 38,000 beds across the country.

Formation Capital, LLC, is an Atlanta, Georgia based investor and owner of senior housing properties. Longwing Real Estate Ventures, LLC, is a New York private investment company.

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Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Mariner cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance. For additional information regarding factors that may cause our results of operations to differ materially from those presented herein, please see “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “contemplate,” “estimate,” “believe,” “plan,” “project,” “predict,” “potential” or “continue,” or the negative of these, or similar terms.

Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above, as well as the risk factors contained in our Annual Report for the year ended December 31, 2002 on Form 10-K. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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